AUTO WHOLESALE SPECIALISTS, INC.
                              11800 28TH ST. NORTH
                            ST. PETERSBURG, FL 33716

December 5, 2002

James E. Scheifley & Associates, P.C.
Certified Public Accountants
PO Box 2158
Dillon, CO  80435


Gentlemen:

In connection with your review of the financial statements of Auto Wholesale Specialists, Inc. as of September 30, 2002 and the nine months then ended for the purpose of expressing an limited assurance that there are no material modifications that should be made to the statements in order for them to be in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to you during your review:

1. The financial statements referred to above present the financial position, results of operations, and cash flows of Auto Wholesale Specialists, Inc. in conformity with generally accepted accounting principles. In that connection we specifically confirm that -

     a. The Company's accounting principles and practices and methods followed in applying them, are consistent with those disclosed in the financial statements of the Company as of and for the year ended December 31, 2001 and included in the Company's report on Form 10-KSB.

     b. There have been no changes in the Company's in the Company's accounting principles and practices during the nine months ended September 30, 2002.

     c. We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

     d. There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements and reflected in the financial statements.

     e. There are no violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency, and there are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed.


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     f.   The company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged, except as disclosed in the notes to the financial statements as of and for the year ended December 31, 2001.

     g. There are no related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees that have not been properly disclosed in the financial statements.

     h. We have complied with all aspects of contractual agreements hat would have a material effect on the financial statements in the event of noncompliance.

     i. No events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to, or disclosure in, the financial statements.

     j. There are no unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5.

     k. There are no guarantees, whether written or oral, under which the company is contingently liable that have not been properly disclosed in the financial statements.

     l. We have identified all accounting estimates that could be material to the financial statements, including the key factors and significant assumptions underlying those estimates, and we believe the estimates are reasonable in the circumstances.

     m. There are no such estimates that may be subject to material change in the near-term that have not been properly disclosed in the financial statements. We understand that near-term means the period within one year of the date of the financial statements. In addition, we have no knowledge of concentrations existing at the date of the financial statements that make the company vulnerable to the risk of a near-term severe impact that have not been properly disclosed in the financial statements.

2. We have advised you of all actions taken at meetings of stockholders, board of directors, and committees of the board of directors that may affect the financial statements.

3. We have responded fully to all inquiries made to us by you during your review.



Signature:
               -----------------------------------------------
                     President